Exhibit 10.4

HERITAGE DISTILLING HOLDING COMPANY, INC.

2019 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Heritage Distilling Holding Company, Inc. 2019 Stock Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Affiliates by providing them with the opportunity to acquire an interest in the Company and to align their interests and efforts with the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1 Administration of the Plan

(a) The Plan shall be administered by the Board, unless and until the Board delegates administrative authority of the Plan to a committee of the Board in accordance with Section 3.1(b).

(b) The Board may delegate some or all of the administration of this Plan to a Committee. If Plan administration is delegated to a Committee, the Committee will have, in connection with Plan administration, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer this Plan with the Committee and may, at any time, re-vest in the Board some or all of the powers previously delegated. Except as otherwise determined by the Board, the Committee shall consist solely of two (2) or more Directors appointed to the Committee from time to time by the Board. A majority of the members of the Committee may determine its actions.

(c) The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to any Awards granted by the Officer and the Officer may not grant an Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value as of the Grant Date of an Award.

3.2 Administration and Interpretation by Board or Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Board (or, as applicable, by the Committee) shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board (or, as applicable, the Committee), to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) amend, modify, suspend, discontinue or terminate the Plan, waive any restrictions or conditions applicable to any Award or amend or modify the terms and conditions of any outstanding Award; (vii) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration and operation of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Board (or, as applicable, the Committee) deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Board (or, as applicable, the Committee) have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or a Stock Appreciation Right after it is granted, except in connection with adjustments provided in Section 15.1; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; (iii) cancel an Option or SAR at a time when its exercise or grant price exceeds the Fair Market Value of the underlying stock, in exchange for cash, another option, stock appreciation right, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(c) The Board (or, as applicable, the Committee) shall adopt any determination regarding the effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service made by the Company’s Chief Executive Officer after review by the General Counsel, whose determination shall be final; provided, however, that the Board (or, as applicable, the Committee) shall not be required to defer to any determination made by the Chief Executive Officer and the General Counsel with respect to their own leave or reduction in hours.

(d) Decisions of the Board (or, as applicable, the Committee) shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the aggregate number of shares of Common Stock available for issuance under the Plan shall be 450,000; provided, however, that, no more than 450,000 shares of Common Stock may be granted as Incentive Stock Options. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Share Usage

(a) If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan.

(b) The Board or Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company or an Affiliate, including, without limitation, compensation programs for hourly Employees.

(c) Notwithstanding any other provision of the Plan to the contrary, the Board or the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan (except for Incentive Stock Options) and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Board (or, as applicable, the Committee) without any further action by the Board or Committee, as applicable, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding any other provision of the Plan to the contrary, Awards may be granted in exchange for HDC Share Awards in connection with the Restructuring Transactions, and any such Awards shall reduce the number of shares authorized for issuance under the Plan. Section 4.2(a) will apply to any such Awards and any shares of Common Stock issued under the Plan in respect of any such Award.

SECTION 5. ELIGIBILITY

Incentive Stock Options may be granted only to Employees of the Company, or the Company’s “parent corporation” or “subsidiary corporation” (as such terms are defined in Sections 424(e) and (f) of the Code). Any other Awards may be granted to any Employee, Officer or Director whom the Board (or, as applicable, the Committee) from time to time selects; provided, however, that Nonqualified Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A of the Code because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards comply with the distribution requirements of Section 409A of the Code. In addition, a Consultant will not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

SECTION 6. AWARDS

6.1 Form, Grant and Settlement of Awards

Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Board (or, as applicable, the Committee) shall determine, including, for any Award that is not fully vested as of the Grant Date, any Vesting Commencement Date (which, if not specified, shall be the Grant Date).

6.2 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Board (or, as applicable, the Committee) shall deem advisable and that are not inconsistent with the Plan.

6.3 Dividends and Distributions

Participants may, if the Board (or, as applicable, the Committee) so determines be credited with dividends or dividend equivalents for dividends paid with respect to shares of Common Stock underlying an Award (other than an Option or a Stock Appreciation Right) in a manner determined by the Board (or, as applicable, the Committee) in its sole discretion; provided, however, that with respect to Awards that are subject to achievement of performance goals, any such credited dividends or dividend equivalents may only be paid with respect to the portion of such Awards that is actually earned. The Board (or, as applicable, the Committee) may apply any restrictions to the dividends or dividend equivalents that the Board or Committee, as applicable, deems appropriate. The Board (or, as applicable, the Committee), in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units. Also, notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock or Restricted Stock Units must comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1 Grant of Options

The Board (or, as applicable, the Committee) may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. All Options will be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option will be considered a Nonqualified Stock Option.

7.2 Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and such exercise price shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options); provided, however, that the exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder must be at least one hundred ten percent (110%) of the Fair Market Value on the Grant Date; and provided, further, that an Option that is a Substitute Award or an Option granted in exchange for an HDC Share Award that is a stock option in connection with the Restructuring Transactions may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option as of the Grant Date, if the exercise price for the Substitute Award or Option granted in connection with the Restructuring Transactions is determined in a manner consistent with the provisions of Sections 409A and 424(a) of the Code (whether or not such Options are Incentive Stock Options), or is otherwise compliant with Section 409A of the Code.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be seven (7) years from the Grant Date; provided, however, that any Incentive Stock Option granted to a Ten Percent Stockholder shall not be exercisable after the expiration of five (5) years from the Grant Date.

7.4 Exercise of Options

The instrument evidencing the Option shall set forth the time at which, or the installments in which, the Option shall vest and become exercisable.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Board (or, as applicable, the Committee), setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Board or Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Board or Committee.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Board or Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option; or

(d) such other consideration as the Board or Committee may permit.

7.6 Effect of Termination of Service

(a) The instrument that evidences an Option shall set forth whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Board (or, as applicable, the Committee) at any time.

(b) If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate the laws of any state or foreign jurisdiction, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date and (ii) the expiration of a period of three (3) months (or such longer period of time as determined by the Board or the Committee, as applicable, in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such laws or other requirements.

7.6 Non-Exempt Employees

No Option granted to an Employee who is a “non-exempt employee” for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six (6) months following the Grant Date of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, in the event of the Participant’s death or Disability, upon a corporate transaction in which the vesting of such Options accelerates, or upon the Participant’s Retirement any such vested Options may be exercised earlier than six (6) months following the Grant Date. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder. To the extent that the aggregate Fair Market Value (determined at the applicable Grant Date) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed the limit (according to the order in which they were granted) will be treated as Nonqualified Stock Options, notwithstanding any contrary provision of the applicable instrument(s) evidencing the Options. If the stockholders of the Company do not approve the Plan within twelve (12) months after the Board’s adoption of the Plan (or the Board’s adoption of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code), Incentive Stock Options granted under the Plan after the date of the Board’s adoption (or approval) will be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten (10) years after the earlier of the approval by the Board or the stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code). In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights

The Board (or, as applicable, the Committee) may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. A SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. A SAR may be exercised upon such terms and conditions and for the term as the Board or Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be seven (7) years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable. Any tandem SAR that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any tandem SAR that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. The instrument that evidences a Stock Appreciation Right shall set forth whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Board (or, as applicable, the Committee) at any time.

9.2 Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Board (or, as applicable, the Committee) and as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Board (or, as applicable, the Committee) in its sole discretion.

9.3 Non-Exempt Employees

No SAR granted to an Employee who is a “non-exempt employee” for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six (6) months following the Grant Date of the SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, in the event of the Participant’s death or Disability, upon a corporate transaction in which the vesting of such SARs accelerates, or upon the Participant’s Retirement any such vested SARs may be exercised earlier than six (6) months following the Grant Date. The foregoing provision is intended to operate so that any income derived by a non -exempt employee in connection with the exercise or vesting of a SAR will be exempt from his or her regular rate of pay.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1 Grant of Stock Awards, Restricted Stock and Restricted Stock Units

The Board (or, as applicable, the Committee) may grant Stock Awards, Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous employment or service with the Company or the achievement of any performance goals, as the Board or the Committee, as applicable, shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. At the time of grant of a Stock Award, Restricted Stock, or Restricted Stock Units, the Board (or, as applicable, the Committee) will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Award, and any such Award may be awarded in consideration for (A) cash or cash equivalents, (B) past or future services actually or to be rendered to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion, and permissible under applicable law.

10.2 Vesting of Restricted Stock and Restricted Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions on Restricted Stock or Restricted Stock Units, each as determined by the Board (or, as applicable, the Committee) and as set forth in instrument evidencing the Award, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Restricted Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash. Upon a Participant’s Termination of Service, the Company may receive, through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the instrument evidencing the Restricted Stock. Except as otherwise provided in the applicable instrument evidencing the Restricted Stock Units, the portion of the Restricted Stock Units that has not vested will be forfeited upon a Participant’s Termination of Service.

SECTION 11. PERFORMANCE AWARDS

11.1 Performance Shares

The Board (or, as applicable, the Committee) shall have the discretion to grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award, which shall be reflected in the instrument evidencing the Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Board or Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Board or the Committee, as applicable, and other terms and conditions specified by the Board or the Committee, as applicable. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Board or the Committee, as applicable, shall determine in its sole discretion.

11.2 Performance Units

The Board (or, as applicable, the Committee)may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award, which shall be reflected in the instrument evidencing the Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Board or the Committee, as applicable, shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Board or the Committee, as applicable. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Board or the Committee, as applicable, shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Board or the Committee, as applicable, deems appropriate, other incentives denominated in cash, shares of Common Stock or other property may be granted under the Plan, which incentives may be paid to the Participant by delivery of such property as the Board or the Committee, as applicable, shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, subject to the terms and conditions specified by the Board or the Committee, as applicable,

SECTION 13. WITHHOLDING

(a) The Company may require the Participant to pay to the Company the amount of (i) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (ii) any amounts due from the Participant to the Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

(b) The Company may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (i) paying cash to the Company (ii) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (iv) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes).

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Board (or the Committee, as applicable), in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Board (or the Committee, as applicable) shall specify.

SECTION 15. ADJUSTMENTS

15.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, or in the event of an extraordinary cash dividend, then the Board or Committee may make proportional adjustments in (1) the maximum number and kind of securities available for issuance under the Plan; (2) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.1; (3) the maximum numbers and kind of securities set forth in Section 4.1; and (4) the number and kind of securities that are subject to any outstanding Award and/or the per share price of such securities. The determination by the Board or Committee, as applicable, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing provisions of this Section 15.1, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also, notwithstanding the foregoing, a dissolution or liquidation of the Company or a change in control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Board or Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Board or Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3 Further Adjustment of Awards

Unless otherwise provided in the instrument evidencing an Award, the Board or the Committee, as applicable, shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Board or Committee, to take such action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to): (a) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, accelerated vesting (in whole or in part) of the Award, lifting restrictions and other modifications; (b) arranging for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the transaction); (c) arranging for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company); (d) canceling or arranging for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for cash consideration, if any, as the Board (or, as applicable, the Committee), in its sole discretion, may consider appropriate; or (e) providing that a Participant may not exercise an Award but will receive a payment, in the form as may be determined to be equal to the excess, if any, of (i) the value of the property the holder of the Award would have received upon the exercise of the Award, over (ii) any exercise price or grant price payable by such holder in connection with such exercise; provided that such payments may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies. The Board (or, as applicable) need not take the same action with respect to all Awards (or categories of Awards) or with respect to all Participants. The Board or the Committee, as applicable, may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

15.5 No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6 No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

15.8 Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 16. AMENDMENT AND TERMINATION

16.1 Amendment, Suspension or Termination

The Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that the Committee shall not have the authority to recommend any amendment that requires stockholder approval without prior approval by the Board. . Subject to Section 16.3, the Board or the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

16.2 Term of the Plan

Unless sooner terminated as provided herein, or extended by the stockholders, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3 Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan; provided, however, the Board or the Committee may, without the affected Participant’s consent, amend the terms of any Awards if necessary to bring the Award into compliance with Section 409A of the Code under Section 17.6(c) or to maintain the qualified status of the Award as an Incentive Stock Option. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 17. GENERAL

17.1 No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or limit in any way the right of the Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

17.2 Issuance of Shares

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c) As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares; (ii) the Participant to sign the Company’s Shareholder Agreement; and (iii) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Board or Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3 Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

17.4 No Rights as a Stockholder

Unless otherwise provided by the Board or Committee or in the instrument evidencing the Award or in a written employment, services or other agreement with the Company or an Affiliate, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5 Market Stand-off.

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company’s officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company’s initial public offering. Holders of shares issued pursuant to an Award granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements. In order to enforce the limitations of this Section 17.5, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 17.5, to the same extent the purchased shares are at such time covered by such provisions.

17.6 Section 409A

(a) General. This Plan and Awards granted under this Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation section 1.409A-1(b)(4), the exclusion applicable to stock options and certain other equity-based compensation under Treasury Regulation section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to this Plan or any Award granted under this Plan, it is intended that this Plan and any Awards granted under this Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of this Plan or any Award granted under this Plan to the contrary, this Plan and any Award granted under this Plan shall be interpreted, operated and administered in a manner consistent with such intentions, and shall be deemed to incorporate by reference, to the extent needed and permissible, the terms and conditions necessary to avoid adverse consequences under Section 409A.

(b) Separation from Service; Six Month Delay. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Plan or any Award granted under this Plan to the contrary, with respect to any payments and benefits under this Plan or any Award granted under this Plan to which Section 409A applies, all references in this Plan or any Award granted under this Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under this Plan or any Award granted under this Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.

(c) Unilateral Amendment. Notwithstanding any other provision of this Plan or any Award to the contrary, the Board (or, as applicable, the Committee), to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Plan and any Award granted under this Plan so that the Award qualifies for exemption from or complies with Section 409A.

(d) No Guarantee of Tax Treatment. Notwithstanding any provision of this Plan or any Award to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Section 409A shall be so exempt, (ii) any Award intended to comply with Section 409A shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award, and Participants must seek their own individual tax advice with respect to the Plan and their Award(s).

17.7 Deferrals

To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A. Consistent with Section 409A, the Board may provide for distributions while a Participant is still an Employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s Termination of Service, and implement such other terms and conditions consistent with the provisions of this Plan and in accordance with applicable law.

17.8 Participants in Other Countries or Jurisdictions

Without amending the Plan, the Board or Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board or Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

17.9 No Obligation to Notify

Notwithstanding any provision in the Plan or any Award to the contrary, the Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to any Participant.

17.10 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.11 Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.12 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Board or Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board or Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.13 Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

17.14 Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 18. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

TO

HERITAGE DISTILLING HOLDING COMPANY, INC. 2019 STOCK INCENTIVE PLAN

DEFINITIONS

As used in the Plan:

“Acquired Entity” means any entity acquired by the Company or with which the Company merges or combines.

“Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee composed of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3.1(b).

“Common Stock” means the [common stock par value $0.001 per share], of the Company.

“Company” means Heritage Distilling Holding Company, Inc., a Delaware corporation.

“Consultant” means any individual who is (a) engaged by the Company or any Affiliate to render consulting or advisory services, including any consultant, agent, advisor or independent contractor who is providing bona fide services to the Company or any Affiliate, whether or not compensated for such services; or (b) serving as a member of the board of directors of an Affiliate, whether or not compensated for such services; provided, however, that service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of this Plan.

“Director” means a member of the Board.

“Disability ,” unless otherwise defined by the Board or Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company and to be engaged in any substantial gainful activity, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, as determined by the Company’s General Counsel for Employees or, in the case of Directors and Officers, the Board or the Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 18.

“Eligible Person” means any Employee, Director or Consultant eligible to receive an Award as set forth in Section 5.

“Employee” means any individual employed by the Company or an Affiliate; provided, however, that service solely as a Director, or payment of a fee for the services, will not cause a Director to be considered an “Employee” for purposes of this Plan.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

“Grant Date” means the later of (a) the date on which the Board or Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Board or Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“HDC Share Award” means a stock option or restricted stock unit granted under the Heritage Distilling Company, Inc. 2018 Stock Incentive Plan and outstanding as of immediately prior to the Restructuring Transactions.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonemployee Director” means any member of the Board who is not an Employee of the Company.

“Nonqualified Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means any person designated by the Company as an officer.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means the Heritage Distilling Holding Company, Inc. 2019 Incentive Plan.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10.1, the rights of ownership of which are subject to restrictions prescribed by the Board or Committee.

“Restricted Stock Unit” means an Award of the right to receive shares of Common Stock granted under Section 10.1.

“Restructuring Transactions” means the transactions contemplated by that Agreement and Plan of Merger, dated as of May 1, 2019, by and among the Company, Heritage Transitory Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Company, and Heritage Distilling Company, Inc., a Washington corporation.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company, means “Retirement” as defined for purposes of the Plan by the Board or Committee or the Company’s General Counsel or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Rule 405” means Rule 405 promulgated under the Securities Act.

“Rule 701” means Rule 701 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Section 409A” means Section 409A of the Code, and the Treasury Regulations promulgated thereunder.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10.1, the rights of ownership of which are not subject to restrictions prescribed by the Board or Committee.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

“Termination of Service,” unless the Board or Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, means a termination of employment or service relationship with the Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s General Counsel or, with respect to directors and executive officers, by the Board or Committee, as applicable, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and an Affiliate shall not be considered a Termination of Service for purposes of an Award. A Participant’s change in status from an Employee to a Nonemployee Director or Consultant or a change in status from a Nonemployee Director or Consultant to an Employee shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Board or the Committee as the date from which an Award begins to vest.